Exhibit 1.1

Execution Version
7,280,080 Ordinary Shares

PERION NETWORK LTD.

UNDERWRITING AGREEMENT

December 9, 2021

Oppenheimer & Co. Inc.
Stifel, Nicolaus & Company, Incorporated
Raymond James & Associates, Inc.
as Representatives of the several
Underwriters named in Schedule I hereto

c/o Oppenheimer & Co. Inc.
85 Broad Street
New York, New York 10004

c/o Stifel, Nicolaus & Company, Incorporated
787 7th Avenue, 11th Floor
New York, New York 10019

c/o Raymond James & Associates, Inc.
880 Carillon Pkwy.
St. Petersburg, FL 33716

Ladies and Gentlemen:

Perion Network Ltd., a company organized under the laws of the State of Israel (the “Company”), proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the “Underwriters”), for whom you are acting as Representatives (the “Representatives”), an aggregate of 7,280,080 ordinary shares, par value NIS 0.03 per share (the “Ordinary Shares”) of the Company (the “Firm Shares”).  The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto.  In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 1,092,012 Ordinary Shares (the “Option Shares”) from the Company in connection with the sale of the Firm Shares.  The Firm Shares and the Option Shares are collectively called the “Shares.”

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (No. 333- 261541), including a related prospectus dated December 8, 2021 (the “Base Prospectus”) relating to Ordinary Shares, warrants, rights, debt securities and units of the Company that may be sold from time to time by the Company in accordance with Rule 415 of the Securities Act, and such amendments thereof as may have been required to the date of this Agreement. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  Copies of such Registration Statement (including all amendments thereof and all documents deemed incorporated by reference therein) and of the related Base Prospectus have heretofore been delivered by the Company or are otherwise available to you.

The term “Registration Statement” as used in this Agreement means the registration statement on Form F-3 (No. 333- 261541), including all exhibits, financial schedules and all documents and information deemed to be part of the Registration Statement by incorporation by reference or otherwise, as amended from time to time, including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules.

If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.  The term “Preliminary Prospectus” means the Base Prospectus, together with any preliminary prospectus supplement used or filed with the Commission pursuant to Rule 424 of the Rules, in the form provided to the Underwriters by the Company for use in connection with the offering of the Shares.  The term “Prospectus” means the Base Prospectus, any Preliminary Prospectus and any amendments or further supplements to such prospectus, and including, without limitation, the final prospectus supplement, filed pursuant to and within the limits described in Rule 424(b) with the Commission in connection with the proposed sale of the Shares contemplated by this Agreement through the date of such Prospectus Supplement. The term “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. Unless otherwise stated herein, any reference herein to the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus (as hereinafter defined) and the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein, including pursuant to Item 6 of Form F-3 under the Securities Act, which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the date hereof or are so filed hereafter. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus shall be deemed to refer to and include any such document filed or to be filed under the Exchange Act after the date of the Registration Statement, any such Preliminary Prospectus, the Statutory Prospectus or Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Statutory Prospectus (as hereinafter defined) and the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable.  The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus, and each Issuer Free Writing Prospectus (as hereinafter defined) and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

1.          Sale, Purchase, Delivery and Payment for the Shares.  On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a)          The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $20.425 per Ordinary Share (the “Initial Price”), the number of Firm Shares set forth opposite the name of such Underwriter under the column “Number of Firm Shares to be Purchased from the Company” on Schedule I to this Agreement, subject to adjustment in accordance with Section 8 hereof.

(b)          The Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares in connection with the sale of the Firm Shares at the Initial Price.  The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares.  Such option may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

(c)          [Reserved.]

(d)          Delivery of the Firm Shares shall be made to the Representatives through the facilities of the Depository Trust Company for the respective accounts of the Underwriters against payment of the purchase price for the Firm Shares by wire transfer of immediately available funds to the Company. Such payment shall be made at 10:00 a.m., New York City time, on the second business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the “Firm Shares Closing Date”).  In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for such Option Shares shall be made on each date of delivery as specified in the notice from the Representatives to the Company (such time and date of delivery and payment are called the “Option Shares Closing Date”).  The Firm Shares Closing Date and any Option Shares Closing Date are called, individually, a “Closing Date” and, together, the “Closing Dates.”

(e)          Electronic transfer of Shares shall be made at the time of purchase in such names and in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section 1(b).

2.          Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Firm Shares Closing Date and as of each Option Shares Closing Date (if any), as follows:

(a)           The Company meets the requirements for use of an “automatic shelf registration” on Form F-3 under the Securities Act including the transaction requirements set forth in General Instruction I.B.1 of such form. The aggregate market value of all securities sold by or on behalf of the Company pursuant to Form F-3 during the period of 12 calendar months immediately prior to, and including, the offering contemplated hereby is no more than the aggregate market value of the voting and non-voting common equity held by non-affiliates of the Company. The Company is not, and has not been for at least 12 calendar months prior to the filing of the Registration Statement, a shell company. The Company filed with the Commission the Registration Statement on such Form F-3, including a Base Prospectus, for registration under the Securities Act of the offering and sale of the Shares, and the Company has prepared and used a Preliminary Prospectus in connection with the offer and sale of the Shares.  When the Registration Statement or any amendment thereof or supplement thereto was or is declared effective and as of the date of the most recent amendment to the Registration Statement, it (i) complied or will comply, in all material respects, with the requirements of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder and (ii) did not or will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any Preliminary Prospectus or Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424 of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus or Prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not or will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 2(a) shall apply to statements in, or omissions from, the Registration Statement, any Preliminary Prospectus or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representatives on behalf of the several Underwriters specifically for use in the Registration Statement, any Preliminary Prospectus or the Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representatives for use in the Registration Statement, any Preliminary Prospectus or the Prospectus consists of the following: the statements contained in the fourth, twelfth, thirteenth and fourteenth paragraphs under the caption “Underwriting” in the Prospectus (collectively, the “Underwriter Information”).

(b)          As of the Applicable Time (as hereinafter defined), neither (i) the price to the public and the number of Shares offered and sold, as indicated on the cover page of the Prospectus and the Statutory Prospectus (as hereinafter defined), all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Free Writing Prospectus when considered together with the General Disclosure Package, included, includes or will include any untrue statement of a material fact or omitted, omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions in the General Disclosure Package made in reliance upon and in conformity with the Underwriter Information.

Each Issuer Free Writing Prospectus (as hereinafter defined), including any electronic road show (including without limitation any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act) (each, a “Road Show”) (i) is identified in Schedule III hereto and (iii) complied when issued, and complies, in all material respects with the requirements of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder.

As used in this Section and elsewhere in this Agreement:

“Applicable Time” means 7:00 a.m. (Eastern time) on the date of this Underwriting Agreement.

“Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Shares that is included in the Registration Statement immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares, including, without limitation, each Road Show.

(c)          The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus”, as defined in Rule 405 under the Rules, has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened under the Securities Act.  Any required filing of any Preliminary Prospectus and/or the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).  Any material required to be filed by the Company pursuant to Rule 433(d) or Rule 163(b)(2) of the Rules has been or will be made in the manner and within the time period required by such Rules.

(d)          The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder including the Rules, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder including the Rules and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(e)          Except with respect to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information, each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, the Statutory Prospectus or the Prospectus.

If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence, shall not apply with respect to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information.

(f)          The financial statements of the Company and its consolidated subsidiaries, together with the related notes and schedules, set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved; any supporting schedules included in or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby; all non-GAAP financial information included in the Registration Statement, the General Disclosure Package and the Prospectus complies in all material respects with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act; except as disclosed in the General Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Securities Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the General Disclosure Package and the Prospectus. No other financial statements or schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus. The financial information in the Pricing Disclosure Package and the Prospectus under the heading “Recent Developments - Preliminary Unaudited Results” fairly presents in all material respects the financial information set forth therein based upon the accounting records of the Company and its consolidated subsidiaries.

(g)          Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global (the “Auditor”), whose reports are filed with the Commission as part of the Registration Statement, the General Disclosure Package, the Statutory Prospectus or the Prospectus, as applicable, are and, during the period covered by their reports, were, independent public accountants as required by the Securities Act and the Rules.

(h)          The Company and each significant subsidiary (as such term as defined in Rule 1-02 of Regulation S-X under the Exchange Act) of the Company (each, a “significant subsidiary”), are duly organized, validly existing and in good standing (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) under the laws of their respective jurisdictions of incorporation or organization and each such entity has all requisite power and authority to carry on its business as is currently being conducted as described in the Registration Statement, the General Disclosure Package, the Statutory Prospectus and the Prospectus, and to own, lease and operate its properties.  All of the issued share capital of, or other ownership interests in, each significant subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever.  The Company and each of its significant subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or on the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Neither the Company nor any of its Israeli subsidiaries is currently designated as a “breaching company” (within the meaning of the Israeli Companies Law, 5759-1999 (the “Companies Law”)) by the Registrar of Companies of the State of Israel, nor has a proceeding been instituted in Israel by the Registrar of Companies of the State of Israel for the dissolution of the Company or any of its Israeli subsidiaries. The memorandum of association and articles of association of the Company and other constitutive or organizational documents of the Company comply with the requirements of applicable Israeli law and are in full force and effect.

(i)          The Company and each of its subsidiaries, including each entity (corporation, partnership, joint venture, association or other business organization) controlled directly or indirectly by the Company (each, a “subsidiary”), has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from United States federal, state, local, Israeli or non-United States governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect.  The Company and each of its subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder.  Except as may be required under the Securities Act, state and foreign Blue Sky laws and rules of FINRA and The Nasdaq Stock Market LLC, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Shares.  The Company has not engaged in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder in connection with the transactions contemplated hereby, which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel.

(j)          At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 of the Rules.

(k)          Except as disclosed in the Registration Statement, the General Disclosure Package, the Statutory Prospectus and the Prospectus, (i) the Company and its subsidiaries own or possess the valid right to use all (x) valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses,  trade secret rights (“Intellectual Property Rights”) and (y) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct its business as currently conducted, and as proposed to be conducted and described in the Registration Statement, the General Disclosure Package and the Prospectus; (ii) the Company and its subsidiaries have not received any written notice of, nor are aware of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights or Intellectual Property Assets that would have a Material Adverse Effect on the Company’s ability to conduct its business as currently conducted, and as proposed to be conducted and described in the Registration Statement, the General Disclosure Package and the Prospectus; (iii) the Company and its subsidiaries have not received written notice of any challenge, which is to the Company’s knowledge still pending, by any other person to the rights of the Company and its subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company and its subsidiaries; (iv) to the Company’s knowledge, the Company’s and its subsidiaries’ business as now conducted does not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person; (v) all licenses for the use of the Intellectual Property Rights described in the Registration Statement, the General Disclosure Package and the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms; (vi) the Company and its subsidiaries have complied in all material respects with, and are not in breach nor have received any asserted or threatened in writing claim of breach of any such intellectual property license, and the Company has no knowledge of any breach or anticipated breach by any other person to any such intellectual property license; (vii) no claim has been made against the Company or any of its subsidiaries alleging the infringement by the Company or any of its subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person; (viii) the Company and its subsidiaries have taken commercially reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements; (ix) the consummation of the transactions contemplated by this agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s and its subsidiaries’ right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of their businesses as currently conducted; (x) the Company and its subsidiaries have at all times complied with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company and its subsidiaries in the conduct of the Company’s and its subsidiaries’ respective businesses; (xi) no claims have been asserted or threatened in writing against the Company or any of its subsidiaries alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will cause a breach or other violation by the Company and its subsidiaries of any law related to data privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company or any of its subsidiaries in the conduct of the Company’s and its subsidiaries’ respective businesses; (xii) the Company and its subsidiaries take reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse; and (xiii) the Company and its subsidiaries have taken reasonable actions to obtain ownership of works of authorship and inventions made by its employees, consultants and contractors during the time they were employed by or under contract with the Company and its subsidiaries and which relate to the Company’s and its subsidiaries’ respective businesses.

(l)          Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i)(x) to the knowledge of Company, there has been no security breach or other compromise of any Personal Data (as defined herein) and/or any of the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software used to store and/or process any Personal Data (collectively, “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of, and the Company has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes (including, but not limited to, the European Union General Data Protection Regulation and the Israeli Privacy Protection Regulations, Information, Security, 2017) and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, if any; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices. “Personal Data” means (i) a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by the Health Insurance Portability and Accountability Act, as amended; and (iv) any other piece of information that identifies such natural person, or his or her family, or identifies a specific person’s health condition or sexual orientation.

(m)          The Company and each of its subsidiaries has good and marketable title in fee simple to all real property, and good and marketable title to all other property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.  All property held under lease by the Company and its subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.

(n)          Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package, the Statutory Prospectus and the Prospectus, (i) Company is not aware of any event which could have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included in the Registration Statement, the General Disclosure Package, the Statutory Prospectus and the Prospectus, neither the Company nor its subsidiaries has, except as described in the Registration Statement, the General Disclosure Package, the Statutory Prospectus and the Prospectus, (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into a definitive agreement for any transaction (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or (C) declared or paid any dividend or made any distribution on any shares of its share capital or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its share capital.

(o)          There is no document, contract or other agreement required to be described in the Registration Statement, the General Disclosure Package, the Statutory Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules.  Each description of a contract, document or other agreement in the Registration Statement, the General Disclosure Package, the Statutory Prospectus or the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement.  Except as would not have a Material Adverse Effect, each contract, document or other agreement described in the Registration Statement, the General Disclosure Package, the Statutory Prospectus or the Prospectus or listed in the exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company or its subsidiary, as the case may be, in accordance with its terms.  Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect.  To the Company’s knowledge, no default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or its subsidiary, if a subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which Company or its properties or business or a subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

(p)          The statistical and market related data included in the Registration Statement, the General Disclosure Package, the Statutory Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(q)          Neither the Company nor any of its subsidiaries (i) is in violation of its memorandum of association, articles of association, certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, upon, any property or assets of the Company or any subsidiary pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute, law, treaty, rule, regulation, ordinance, directive, franchise, license, permit, judgment, decree or order (the “Laws”) of any judicial, regulatory or other legal, regulatory or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries maintain written policies and procedures reasonably designed to maintain the Company and its subsidiaries in compliance with the Laws in all material respects; the Company reviews such policies and procedures from time to time and as required, with a view to updating them for changes in the Company’s and its subsidiaries’ business, assets or operations and changes to applicable anti-bribery and anti-corruption laws.

(r)          This Agreement has been duly authorized, executed and delivered by the Company.

(s)          Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any Law applicable to the Company or any of its subsidiaries or violate any provision of the memorandum of association, articles of association, certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect, in each case except as would not, individually or in the aggregate, have a Material Adverse Effect.

(t)          The Company has authorized and outstanding share capital as set forth under the captions “Capitalization” and “Description of Securities” in the Registration Statement, the General Disclosure Package and the Prospectus.  The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company.  All of the issued and outstanding Ordinary Shares have been duly and validly issued and are fully paid and nonassessable.  There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of the Company, including Ordinary Shares, or any of its subsidiaries or any such rights pursuant to its memorandum of association, articles of association, certificate of incorporation, by-laws or other organizational documents or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound.  The Shares have been duly and validly authorized, and when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right.  Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Ordinary Shares or other securities of the Company.  Except as disclosed in the Registration Statement, the General Disclosure Package, the Statutory Prospectus and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any shares, including Ordinary Shares, of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such shares or Ordinary Shares.  The exercise price of each option or other equity awards or rights to acquire Ordinary Shares, share bonus and other share plans or arrangements (each, a “Company Share Option”) is no less than the fair market value of an Ordinary Share as determined on the date of grant of such Company Share Option.  All grants of Company Share Options were validly issued and properly approved by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (and/or a duly constituted and authorized committee thereof) and, where required, by the shareholders of the Company and in material compliance with all applicable laws and regulatory rules or requirements, including all applicable federal and Israeli securities laws, and the terms of the plans under which such Company Share Options were issued and were recorded on the Company’s financial statements in accordance with GAAP, and no such grants involved any “back dating”, “forward dating,” “spring loading” or similar practices with respect to the effective date of grant.  Each Company Share Option purported to be issued under Section 102 of the Israel Income Tax Ordinance (New Version), 5721-1961 qualifies for treatment under that section and the rules and regulations promulgated thereunder for treatment under either the capital gains track or the employment income track, as was indicated with respect to each such Company Share Option at the date that such Company Share Option was granted except as would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. The description of the Company Share Options and the options or other rights granted thereunder set forth in the Registration Statement, the General Disclosure Package and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements and awards. The Ordinary Shares and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement, General Disclosure Package, the Statutory Prospectus and the Prospectus.  All outstanding shares of share capital of each of the Company’s subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Registration Statement, the General Disclosure Package, the Statutory Prospectus and the Prospectus.

(u)          No holder of any security of the Company has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 60 days after the date of this Agreement.  Each director and executive officer of the Company listed on Schedule II hereto has delivered to the Representatives her or his enforceable written lock-up agreement in the form attached to this Agreement as Exhibit A hereto (“Lock-Up Agreement”).

(v)          There are no legal, regulatory or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by legal, regulatory or governmental authorities or threatened by others.

(w)          All necessary corporate action has been duly and validly taken by the Company, including, to the extent applicable, under Chapter 5 of Part VI of the Companies Law, to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company.

(x)          Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect.  The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect.  The Company is not aware of any threatened or pending litigation between the Company or its subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

(y)          No transaction has occurred between or among the Company and any of its officers or directors, shareholders or five percent shareholders or any affiliate or affiliates of any such officer or director or shareholder or five percent shareholders that is required to be described in and is not described in the Registration Statement, the General Disclosure Package, the Statutory Prospectus and the Prospectus.

(z)          The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Ordinary Shares or any security of the Company, within the meaning of Regulation M of the Exchange Act, to facilitate the sale or resale of any of the Shares.

(aa)          The Company and each of its subsidiaries has filed all federal, state, local and foreign, including Israeli, tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due.  Neither the Company nor any of its subsidiaries is subject to any pending tax audits or investigations, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has received any notice or has knowledge of any tax deficiency, which, if adversely determined, would have a Material Adverse Effect.

(bb)          The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or the listing of the Ordinary Shares on The Nasdaq Global Select Market or the TASE, nor has the Company received any notification that the Commission, The Nasdaq Global Select Market, the Israel Securities Authority or the TASE is contemplating terminating such registration or listing.

(cc)          The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in all material respects, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries.  Except as disclosed in the Registration Statement, the General Disclosure Package, the Statutory Prospectus and the Prospectus, the Company and each of its subsidiaries maintains a system of “internal control over financial reporting” sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd)          The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which:  (i) are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are required to be prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) except as disclosed in the Registration Statement, the General Disclosure Package, the Statutory Prospectus and the Prospectus, are effective in all material respects to perform the functions for which they were established.

(ee)          Based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, and except as disclosed in the Registration Statement, the General Disclosure Package, the Statutory Prospectus and the Prospectus, the Company is not aware of (i) any material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) or significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ff)          Except as described in the Registration Statement, the General Disclosure Package, the Statutory Prospectus and the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, the Auditor has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(gg)          The Company’s Board of Directors has, subject to the exceptions, cure periods and phase in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the requirements of Listing Rule 5605 of the Nasdaq Stock Market and the Companies Law and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Listing Rule 5605 of the Nasdaq Stock Market.  The audit committee has adopted a charter that complies in all material respects with the requirements of the Exchange Rules and has reviewed the adequacy of its charter within the past twelve months.

(hh)          There is and has been no failure on the part of the Company or any of its directors or executive officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

(ii)          The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Registration Statement, the General Disclosure Package, Statutory Prospectus and the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company’s or its subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost.  Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(jj)          Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the Financial Industry Regulatory Authority (“FINRA”) or may be necessary to qualify the Shares for public offering by the Underwriters under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(kk)          There are no affiliations with any member of FINRA among the Company’s officers, directors or, to the knowledge of the Company, any ten percent or greater shareholder of the Company, except as set forth in the Registration Statement, the General Disclosure Package, the Statutory Prospectus and the Prospectus or otherwise disclosed in writing to the Representatives.

(ll)           (i) Each of the Company and each of its subsidiaries is in compliance in all material respects with all applicable U.S. federal, state, local, Israeli and other non-U.S. rules, laws, treaties, orders, decrees, judgments and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) which are applicable to its business; (ii) neither the Company nor its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and each of its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company’s knowledge, no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA”) or otherwise designated as a contaminated site under applicable state or local law.  Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under CERCLA.

(mm)          To the Company’s knowledge, each of the Company and its subsidiaries (i) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local, including Israeli, laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (ii) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (iii) is in compliance, in all material respects, with all terms and conditions of any such permits, licenses or approvals. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its or its subsidiaries’ operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(nn)          The Company is not and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Registration Statement, General Disclosure Package, Statutory Prospectus and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(oo)          Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the Company’s knowledge, any, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has, directly or indirectly, (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any anti-bribery laws, including but not limited to, any applicable law, rule or regulation of any locality, including but not limited to any law, rule or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other applicable law, rule or regulation of similar purpose and scope or anti-corruption law, including, without limitation, Sections 291 and 291A of the Israel Penal Law, 5737-1977 and the rules and regulations thereunder; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(pp)          The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business including the Israel Prohibition on Money Laundering Law, 5760-2000, Israel Prohibition on Money Laundering Order, 5761-2001 and the Israel Prohibition on Terrorist Financing Law, 5765-2005, the rules, orders and regulations thereunder and any related or similar rules, regulations, orders or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(qq)          (i)          Neither the Company, nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company, any employee, agent or affiliate of the Company or any of its subsidiaries, or other person associated with or acting on behalf of the Company or any of its subsidiaries is (a) currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, including by virtue of similar laws or rules of the State of Israel (collectively, “Sanctions”), nor is (b) located, organized or resident in a country or territory that is the subject or the target of comprehensive territorial Sanctions, including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”).

(ii)          The Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities or business of or with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(iii)          For the past five years, the Company and its subsidiaries have not engaged in and are not now engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(iv)          The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, and the Company and its subsidiaries, and their respective directors, officers and employees, and to the knowledge of the Company, the agents of the Company and its subsidiaries, are in compliance with all applicable Sanctions, and are not knowingly engaged in any activity that would reasonably be expected to result in the Company being designated as the subject or target of Sanctions.

(rr)          Except as described in the Registration Statement, the General Disclosure Package, the Statutory Prospectus and the Prospectus, the Company has not sold or issued any Ordinary Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified share options plans, other employee compensation plans or pursuant to outstanding options, rights or warrants. For the avoidance of doubt, the Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the Rules or any interpretations thereof by the Commission.

(ss)          (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(tt)          None of the Company, its directors or its officers has distributed nor will distribute prior to the later of (i) the Firm Shares Closing Date, or any Option Shares Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act and consistent with Section 3(d) below.

(uu)          No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(vv)          Other than as contemplated by this Agreement and except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(ww)          There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package and the Prospectus that have not been described as required.

(xx)          Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the General Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(yy)          There are (and prior to the Firm Shares Closing Date and as of each Option Shares Closing Date (if any), will be) no debt securities, convertible securities or preferred shares issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) under the Exchange Act.

(zz)          The Company (i) does not have any material lending or other relationship with any banking or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Underwriter.

(aaa)          No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(bbb)          Assuming that the Underwriters are not otherwise subject to taxation in the State of Israel due to Israeli tax residence or the existence of a permanent establishment in Israel or any other present, or former connection between the Underwriters and Israel,  and the Underwriters’ services under this Agreement will be performed entirely outside of Israel by the Underwriters, none of (A) the issuance, delivery and sale of the Shares by the Company, (B) the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement or any other document to be furnished hereunder or (C) the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus will be subject to any tax (including interest and penalties) imposed on any Underwriter by the State of Israel or any taxing authority or other political subdivision thereof, whether imposed directly or through withholding.

(ccc)          Neither the Company nor any of its subsidiaries or their properties or assets has immunity under the laws of the State of Israel, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Israeli, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 11 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

(ddd)          The Company and each of its Israeli subsidiaries is in compliance with all conditions and requirements stipulated by any instruments of approval and tax rulings granted to it (the “Ruling”) with respect to any “Approved Enterprise,” “Benefited Enterprise,” or “Industrial Company” status of the Company or its Israeli subsidiaries or any of their facilities as well as with respect to any other tax benefits received by any of them, including any “Preferred Enterprise,” “Preferred Technological Enterprise” or “Special Preferred Technological Enterprise” status or benefits (collectively, “Tax Incentive Program”) and by Israeli laws and regulations relating to any Tax Incentive Program; (ii) all information supplied by the Company and its Israeli subsidiaries with respect to applications or notifications relating to any Tax Incentive Program (including in connection with any Ruling) was true, correct and complete when supplied to the appropriate authorities; and (iii) neither the Company nor any of its Israeli subsidiaries has received any notice of any proceeding or investigation relating to revocation or modification or denial of any current or past Tax Incentive Program granted with respect to the Company and its Israeli subsidiaries or any of their facilities or any such status or benefits, in each case, except for any failure to comply, inaccuracy or notice (as appropriate) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(eee)          Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of the State of Israel, without reconsideration or reexamination of the merits, subject to the restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, the General Disclosure Package and the Prospectus.

(fff)          The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the State of Israel. The Company has the power to submit, and pursuant to Section 9 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court. The Company has the power to designate, appoint and authorize, and pursuant to Section 9 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the transactions contemplated hereby in any such court sitting in the City of New York and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company.

(ggg)          The indemnification and contribution provisions set forth in Sections 5 and 6 hereof do not contravene the law or public policy of the State of Israel.

(hhh)           The Company is not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the Code.

(iii)          Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no approvals are currently required in the State of Israel in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares.  Under current laws and regulations of the State of Israel and any political subdivision thereof, any amount payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of the State of Israel, and, except as described in the Registration Statement, the General Disclosure Package, the Statutory Prospectus and the Prospectus, no such payments made to the holders thereof or therein who are non-residents of the State of Israel will be subject to income, withholding or other taxes under laws and regulations of the State of Israel or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the State of Israel or any political subdivision or taxing authority thereof or therein.

(jjj)          The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the General Disclosure Package, the Prospectus, this Agreement or the Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(kkk)          Neither the Company nor any of its subsidiaries has received any funding, grants or subsidies from or on behalf of or under the authority of the Israel Innovation Authority of the Israeli Ministry of Economy and Industry, the Authority for Investment and Development of Industry and the Economy of the State of Israel, or any other governmental or regulatory agency or authority or any bi- or multi-national grant program, framework or foundation.

(lll)          The obligations of the Company to provide statutory severance pay to all its currently engaged employees in Israel (“Israeli Employees”) are, with such exceptions as are not material, in accordance with Section 14 of the Israeli Severance Pay Law (5723-1963) (the “Severance Pay Law”) and are fully funded, or, if not required to be so funded are accrued on the financial statements of the Company, and all such employees have been subject to the provisions of Section 14 of the Severance Pay Law with respect to their entire salary, as defined under the Severance Pay Law from the date of commencement of their employment with the Company, and the Company has been, with such exceptions as are not material, in full compliance with the technical and substantive requirements for a Section 14 Arrangement with respect to severance pay with respect to 100% of such salary for which severance pay is due under the Severance Pay Law; and all amounts that the Company is required by contract or applicable law either (A) to deduct from Israeli Employees’ salaries or to transfer to such Israeli Employees’ pension or provident, life insurance, incapacity insurance, advance study fund or other similar funds or (B) to withhold from their Israeli Employees’ salaries and benefits and to pay to any Israeli governmental authority as required by applicable Israeli tax Law, have, in each case, been duly deducted, transferred, withheld and paid, and the Company has no outstanding obligation to make any such deduction, transfer, withholding or payment.

(mmm)           The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act (a “Foreign Private Issuer”).

3.          Conditions of the Underwriters’ Obligations.  The obligations of the Underwriters under this Agreement are several and not joint.  The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

(a)          Notification that the Registration Statement has become effective shall have been received by the Representatives, and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement and any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such rule.

(b)          No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus” (as defined in Rule 405 of the Rules), shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representatives.  If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

(c)          The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 3(d) shall be true and correct when made and on and as of each Closing Date as if made on such date.  The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.

(d)          The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive officer and the chief financial officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act and (iv) there has not occurred any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole.

(e)          The Representatives shall have received:  (i) simultaneously with the execution of this Agreement a signed letter from the Auditor addressed to the Representatives and dated the date of this Agreement, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) on each Closing Date, a signed letter from the Auditor addressed to the Representatives and dated the date of such Closing Date(s), in form and substance reasonably satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus, provided, that such letter delivered on the Firm Shares Closing Date and as of each Option Shares Closing Date (if any), shall use a “cut-off” date no more than two business days prior to the Firm Shares Closing Date and each Option Shares Closing Date (if any).

(f)          The Representatives shall have received on and as of (i) the date hereof and (ii) each Closing Date, a certificate of the chief financial officer of the Company confirming certain financial information included in the General Disclosure Package and the Prospectus, in form and substance reasonably satisfactory to the Representatives.

(g)          The Representatives shall have received on each Closing Date from Davis Polk & Wardwell LLP, U.S. counsel for the Company, an opinion and negative assurance letter, addressed to the Representatives and dated such Closing Date in form and substance reasonably satisfactory to the Representatives.

(h)          The Representatives shall have received on each Closing Date from Meitar, Law Offices, Israeli counsel for the Company, an opinion and negative assurance letter, addressed to the Representatives and dated such Closing Date in form and substance reasonably satisfactory to the Representatives.

(i)          [Reserved.]

(j)          The Representatives shall have received on each Closing Date from White & Case LLP, U.S. counsel for the Underwriters, an opinion and negative assurance letter, addressed to the Representatives and dated such Closing Date in form and substance reasonably satisfactory to the Representatives.

(k)          The Representatives shall have received on each Closing Date from Gornitzky & Co., Israeli counsel for the Underwriters, an opinion, addressed to the Representatives and dated such Closing Date in form and substance reasonably satisfactory to the Representatives.

(l)          All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives, and their counsel.

(m)          The Representatives shall have received copies of the Lock-up Agreements executed by each entity or person listed on Schedule II hereto.

(n)          The Shares shall have been approved for listing on The Nasdaq Global Select Market and the TASE, subject only to official notice of issuance and counsel to the several Underwriters shall have received a copy of said approval of the TASE on or prior to the Firm Shares Closing Date.

(o)          The Representatives shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus, (i) there shall not have been any material change in the share capital of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, the Statutory Prospectus, the General Disclosure Package or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company or any of its subsidiaries that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its subsidiaries or any of their properties that is material to the Company or any of its subsidiaries or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the assets, properties, condition (financial or otherwise), or in the results of operations, business affairs or business prospects of the Company or its subsidiaries considered as a whole that makes it impractical or inadvisable in the Representatives’ judgment to proceed with the purchase or offering of the Shares as contemplated hereby.

(p)          No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Firm Shares Closing Date or an Option Shares Closing Date (if any), prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign, including Israeli, court shall have been issued that would, as of the Closing Date or an Option Shares Closing Date (if any), prevent the issuance or sale of the Shares.

(q)          The Representatives shall have received on or prior to each Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(r)          The Company shall have furnished or caused to be furnished to the Representatives such further certificates or documents as the Representatives shall have reasonably requested.

4.          Covenants and other Agreements of the Company and the Underwriters.

(a)          The Company covenants and agrees as follows:

(i)          The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible.  The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules.  The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 433(d) or 163(b)(2), as the case may be.

(ii)          The Company shall promptly advise the Representatives in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or any “free writing prospectus,” as defined in Rule 405 of the Rules, or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Registration Statement or any Issuer Free Writing Prospectus unless the Company has furnished the Representatives a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object.  The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)          If, at any time when a prospectus relating to the Shares (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 4(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv)          If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement or would include an untrue statement of a material fact or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v)          The Company shall make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12‑month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12‑month period coincides with the Company’s fiscal year), an earning statement (which need not be audited) of the Company, covering such 12‑month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules; provided, however, that electronically transmitted copies filed with the Commission pursuant to EDGAR shall satisfy the Company’s obligation to furnish copies hereunder.

(vi)          The Company shall furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.  If applicable, the copies of the Registration Statement, preliminary prospectus, any Issuer Free Writing Prospectus and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vii)          The Company shall cooperate with the Representatives and their counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(viii)          The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(ix)          Without the prior written consent of Oppenheimer & Co. Inc.for a period of 60 days (the “Restricted Period”) after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company). The foregoing sentence shall not apply to (i) the issuance of the Shares pursuant to the Registration Statement; (ii) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in the Registration Statement, the General Disclosure Package and the Prospectus; (iii) the grant of options, restricted stock units or any other type of equity award to employees, officers, directors, advisors or consultants of the Company or others pursuant to employee benefit plans in effect on the date hereof and as described in the Registration Statement, the General Disclosure Package and the Prospectus; (iv) the filing by the Company of a registration statement on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan in effect on the date hereof and described in the Registration Statement, the General Disclosure Package and the Prospectus; and (v) Ordinary Shares or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares issued, sold or delivered in connection with any acquisition, license, or strategic investment (including any joint venture, strategic alliance or partnership) as long as (A) the aggregate number of Ordinary Shares issued or issuable does not exceed 10% of the number of Ordinary Shares outstanding immediately after the completion of the offering of the Shares contemplated herein, and (B) each recipient of any such shares or other securities executes a lock-up agreement restricting the resale of such securities in the form executed by each of the executive officers and directors of the Company for the remainder of the Restricted Period.

(x)          On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by The Nasdaq Global Select Market (including any required registration under the Exchange Act) and the TASE.

(xi)          Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without the prior written consent of the Representatives unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(xii)          The Company will apply the net proceeds from the offering of the Shares in the manner set forth under “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiii)          The Company will promptly notify the Representatives if the Company ceases to be a Foreign Private Issuer at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period.

(xiv)          The Company will indemnify and hold harmless the Underwriters against any transaction, documentary, stamp, capital, registration or similar issuance or transfer taxes or duties, including any interest and penalties thereon, payable on the issuance and sale of the Shares by the Company to the Underwriters and on the execution and delivery of this Agreement.

(xv)          The Company will deliver to the Representatives, on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.

(b)          The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, reproduction filing and distribution of the Registration Statement including all exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, all amendments and supplements thereto and any document incorporated by reference therein, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) transaction, documentary, stamp, capital, registration or similar issuance tax or duty taxes imposed by the State of Israel related to the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares; (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 4(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (v) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each Preliminary Prospectus, the Prospectus and all amendments or supplements to the Prospectus, any Issuer Free Writing Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (vi) if applicable, the filing fees of FINRA in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vii) inclusion of the Shares for listing on The Nasdaq Global Select Market and the TASE; (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters; and (ix) all reasonable out-of-pocket costs and expenses incident to the performance of the obligations of the Representatives under this Agreement (including, without limitation, the fees and expenses of the Underwriters’ outside attorneys), provided that, excluding expenses related to clause (iv) and (vi), such costs and expenses shall not exceed $25,000 without the Company’s prior approval (such approval not to be unreasonably withheld, conditioned or delayed).

(c)          The Company acknowledges and agrees that each of the Underwriters has acted and is acting solely in the capacity of a principal in an arm’s length transaction between the Company, on the one hand, and the Underwriters, on the other hand, with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor, agent or fiduciary to the Company or any other person.  Additionally, the Company acknowledges and agrees that the Underwriters have not advised and will not advise the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or any other person with respect thereto, whether arising prior to or after the date hereof.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary duty to the Company or any other person in connection with any such transaction or the process leading thereto.

(d)          The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it, its directors or officers has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  The Company represents that is has satisfied and agrees that it will satisfy the conditions set forth in Rule 433 of the Rules to avoid a requirement to file with the Commission any Road Show.

5.          Indemnification.

(a)          The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules, any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, with respect to the Statutory Prospectus, the Prospectus and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made, not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement, the Prospectus, the Statutory Prospectus, any Issuer Free Writing Prospectus or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with the Underwriter Information.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)          Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, with respect to the Statutory Prospectus, the Prospectus and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any such amendment thereof or supplement thereto in reliance upon and in conformity with the Underwriter Information; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount and commissions applicable to the Shares to be purchased by such Underwriter hereunder.

(c)          Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served.  No indemnification provided for in Section 5(a) or 5(b) shall be available to any party who shall fail to give notice as provided in this Section 5(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section.  In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof.  The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties.

(d)          The indemnifying party under this Section 5 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

6.          Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5(a) or 5(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The Company, and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 6, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6.  No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.  Such Underwriter’s obligations to contribute pursuant to this Section 6 are several in proportion to their respective underwriting commitments and not joint.

7.          Termination.

(a)          This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representatives by notifying the Company at any time at or before a Closing Date in the absolute discretion of the Representatives if:  (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representatives, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) there has occurred any outbreak or material escalation of hostilities or acts of terrorism or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (iii) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, the NYSE American, the Nasdaq Stock Market or TASE has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; or (iv) a banking moratorium has been declared by any U.S. state or federal authority or comparable authorities in the State of Israel.

(b)          If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that (y) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company (other than by reason of a default by the Underwriters or the occurrence of any of the events described in clauses (i), (ii), (iv) or (v) of Section 7(a)) to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out‑of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its failure or refusal.

8.          Substitution of Underwriters.  If any Underwriter shall default in its obligation to purchase on any Closing Date the Shares agreed to be purchased hereunder on such Closing Date, the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Shares on the terms contained herein.  If, however, the Representatives shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Shares on such terms.  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of Shares which remains unpurchased on such Closing Date does not exceed one-eleventh of the aggregate number of all the Shares that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.  In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of such Shares which remains unpurchased exceeds 10% of the aggregate number of all the Shares to be purchased at such date, then this Agreement, or, with respect to a Closing Date which occurs after the First Closing Date, the obligations of the Underwriters to purchase and of the Company, as the case may be, to sell the Option Shares to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company, and without liability on the part of the Company, except as provided in Sections  4(b), 5, 6 and 7.  The provisions of this Section 8 shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

9.          Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts.  The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment.  The Company irrevocably appoints Intercept Interactive Inc. d/b/a Undertone, located at One World Trade Center, 77th Floor, Suite A, New York, NY 10007, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 9, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process.  The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

10.          Judgment Currency. The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

11.          Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the State of Israel, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

12.          All payments made or deemed to be made by the Company to the Underwriters, under this Agreement, if any, shall be made exclusive of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (other than taxes on net income or similar taxes) imposed or levied by or on behalf of the State of Israel or any political subdivision or any taxing authority thereof or therein or of any other jurisdiction in which the Company is organized or incorporated, engaged in business for tax purposes or is otherwise resident for tax purposes or has a permanent establishment, any jurisdiction from or through which a payment is made by or on behalf of the Company, or any political subdivision, authority or agency in or of any of the foregoing having power to tax, unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges.  In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by the relevant Underwriter of the amounts that would otherwise have been received had such deduction or withholding not been required. The Underwriters shall reasonably cooperate with the Company, by providing reasonably required information for the Company to obtain an exemption certificate from withholding or deduction in connection with the payments under this Agreement. Notwithstanding anything to the contrary herein, in no event shall the Company be liable to (or pay additional amounts with respect to) any taxes, duties, assessments governmental charges, withholding or deduction imposed on an Underwriter by the State of Israel or any other relevant jurisdiction or any political subdivision or taxing authority thereof or therein as a result of the Underwriter being (currently or in the past) a tax resident of, or having a permanent establishment in, the jurisdiction imposing the tax or as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriter and the jurisdiction imposing such tax, withholding or deductions.

13.          Miscellaneous.  The respective agreements, representations, warranties, indemnities and other statements of the Company, and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or any of their respective officers, directors or controlling persons referred to in Sections 5 and 6 hereof, and shall survive delivery of and payment for the Shares.  In addition, the provisions of Sections 4(b), 5, 6 and 7 shall survive the termination or cancellation of this Agreement.

This Agreement has been and is made for the benefit of the Underwriters, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representatives, c/o Oppenheimer & Co. Inc., 85 Broad Street, New York, New York 10004 Attention:  Equity Capital Markets, with a copy to Oppenheimer & Co. Inc., 85 Broad Street, New York, New York 10004 Attention:  General Counsel, and to Stifel, Nicolaus & Company, Incorporated , 787 7th Avenue, 11th Floor, New York, New York 10019, Attention: General Counsel, Fax: 212-682-1766, and to Raymond James & Associates, Inc. 880 Carillon Parkway, St. Petersburg, FL 33716, Attention: Tom Donegan, Fax: (727) 567-8058, and to White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020 and (b) if to the Company, to its agent for service as such agent’s address appears on the cover page of the Registration Statement with a copy to Perion Network Ltd., 26 HaRokmim Street, Holon 5885849, Israel, Attention: Maoz Sigron, Chief Financial Officer, with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Please confirm that the foregoing correctly sets forth the agreement among us.

[Signature page follows]

Very truly yours, PERION NETWORK LTD. By: /s/ Doron Gerstel Name: Doron Gerstel Title: CEO By: /s/ Maoz Sigron Name: Maoz Sigron Title: CFO

Confirmed:

OPPENHEIMER & CO. INC.
RAYMOND JAMES & ASSOCIATES, INC.
STIFEL, NICOLAUS & COMPANY, INCORPORATED

By: OPPENHEIMER & CO. INC.

By:  /s/ Peter Bennett
Name: Peter Bennett
Title: Managing Director

By: RAYMOND JAMES & ASSOCIATES, INC.

By: /s/ David Castagna
Name: David Castagna
Title: Managing Director

By: STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:  /s/ Peg Jackson
Name: Peg Jackson
Title: Managing Director

SCHEDULE I

Name	Number of Firm Shares to Be Purchased	Number of Option Shares to be Purchased

Oppenheimer & Co. Inc.	2,548,028	382,204
Stifel, Nicolaus & Company, Incorporated	2,002,022	300,303
Raymond James & Associates, Inc.	2,002,022	300,303
Roth Capital Partners	364,004	54,601
Lake Street Capital Markets, LLC	364,004	54,601

Total	7,280,080	1,092,012

Sch I - 1

SCHEDULE II

Lock-up Signatories

Eyal Kaplan

Doron Gerstel

Maoz Sigron

Dror Erez

Sarit Firon

Michael Vorhaus

Rami Schwartz

Joy Marcus

Daniel E. Aks

Tal Jacobson

Sch II - 1

SCHEDULE III

Issuer Free Writing Prospectuses

1.	Road Show Presentation, dated December 2021.

2.	Press Release: Perion Accelerates Its Strong Business Momentum; Raises Full-Year 2021 and 2022 Guidance for Revenue and Adjusted EBITDA, dated December 8, 2021.

Sch III - 1

Exhibit A

FORM OF LOCK-UP AGREEMENT

December [●], 2021

Oppenheimer & Co. Inc.
Stifel, Nicolaus & Company, Incorporated
Raymond James & Associates, Inc.

c/o Oppenheimer & Co. Inc.
85 Broad Street
New York, New York 10004

c/o Stifel, Nicolaus & Company, Incorporated
787 7th Avenue, 11th Floor
New York, New York 10019

c/o Raymond James & Associates, Inc.
880 Carillon Pkwy.
St. Petersburg, FL 33716

Re:          Public Offering of Perion Network Ltd.

Ladies and Gentlemen:

The undersigned, an executive officer or director of Perion Network Ltd. (the “Company”) understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of ordinary shares, par value NIS 0.03 per share (the “Ordinary Shares”) of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Public Offering of the Ordinary Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees for the benefit of the Company, you and the other Underwriters that, without the prior written consent of Oppenheimer & Co. Inc. on behalf of the Underwriters, the undersigned will not, during the period ending 60 days (the “Lock-Up Period”) after the date of the final prospectus supplement relating to the Public Offering (the “Prospectus”), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned on the date hereof or hereafter acquired, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, or (3) publicly announce an intention to do any of the foregoing. In addition, the undersigned agrees that, without the prior written consent of Oppenheimer & Co. Inc. on behalf of the Underwriters, it will not, during the period ending 60 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares.

The foregoing shall not apply to:

(i) transfers of Ordinary Shares as a gift or gifts by the undersigned;

(ii) transfers or dispositions of Ordinary Shares to any trust for the direct or indirect benefit of the undersigned or any member of the immediate family of the undersigned;

(iii) transfers or dispositions of Ordinary Shares to any of the undersigned’s affiliates (within the meaning set forth in Rule 405 under the Securities Act);

(iv) transfers of Ordinary Shares by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned;

(v) the surrender or forfeiture of Ordinary Shares to the Company to satisfy tax withholding obligations upon exercise or vesting of stock options or equity awards held by the undersigned on the date of the preliminary prospectus supplement for the Public Offering and granted pursuant to the Company’s equity incentive plans as described in the preliminary prospectus supplement for the Public Offering;

(vi) transfer of Ordinary Shares made by operation of law, including pursuant to a qualified domestic relations order or in connection with a divorce settlement;

(vii) the exercise of any option, warrant or other right to acquire Ordinary Shares (which exercises may be effected on a cash or cashless basis to the extent the instruments representing such options or warrants permit exercises on a cash or cashless basis), the settlement of any stock-settled stock appreciation rights, restricted stock or restricted stock units or the conversion of any convertible security into Ordinary Shares outstanding on the date of the preliminary prospectus supplement for the Public Offering and granted pursuant to the Company’s equity incentive plans as described in the preliminary prospectus supplement for the Public Offering;

(viii) transfers of Ordinary Shares made upon completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the then outstanding Ordinary Shares involving a Change of Control of the Company after completion of the Public Offering; provided that, in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Ordinary Shares shall remain subject to the restrictions contained herein (for purposes hereof, “Change of Control” shall mean the transfer, whether by tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, to a person or group of affiliated persons, of Ordinary Shares, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company or the surviving entity);

(ix) the entry or amendment by the undersigned into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act;

(x) the transfer of Ordinary Shares to the Company in connection with the termination of the undersigned’s employment or other service relationship with the Company, pursuant to agreements under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares;

(xi) the transfer to any corporation, partnership, limited liability company or other entity with whom the transferor shares in common an investment manager or advisor, in each case who has investment discretionary authority with respect to the transferor’s and such other entity’s investments pursuant to an investment management, investment advisory or similar agreement;

(xii) the transfer of Ordinary Shares, or other securities convertible into or exercisable or exchangeable for Ordinary Shares, in each case acquired in the Offering or in open market transactions after completion of the Public Offering; or

(xiii) transfers, sale or disposition in the aggregate of up to 15% of the Ordinary Shares beneficially owned by the undersigned, outstanding options, restricted stock and restricted stock units as of the date hereof;

(xiv) transactions pursuant to any trading plan pursuant to Rule 10b5-1 under the Exchange Act entered into prior to the date hereof, provided, however, that

(a) in the case of clause (i), (ii), (iii), (iv), (vi) and (xi) above, it shall be a condition to the transfer or disposition that the donee, trustee, heir, distributee or other transferee, as the case may be, agrees to be bound in writing to the restrictions set forth herein during the Lock-Up Period,

(b) any transfer or disposition pursuant to clause (i), (ii), (iii), (iv), (vi) and (xi) above shall not involve a disposition for value,

(c) in the case of any transfer or distribution pursuant to clause (i), (ii), (iii), (iv), (v), (vii), (xi) and (xii) above, no filing by the undersigned or any other party under the Exchange Act or other public announcement shall be required or made voluntarily during the Lock-Up Period in connection with such transfer or distribution (other than (x) a filing on a Form 5 or Form 4 made after the expiration of the Lock-Up Period, and (y) a required filing on Schedule 13D, Schedule 13G or Form 13F under the Exchange Act, so long as such required filing includes a statement to the effect that (A) such transaction reflects the circumstances described herein and (B) the Ordinary Shares received or transferred are subject to this Letter Agreement (as applicable); and

(d) in the case of clause (ix) above, such trading plan does not provide for any sales or other dispositions of Ordinary Shares during the Lock-Up Period, except as allowed under clause (xiii) and no public announcement or filing under the Exchange Act or otherwise is made by or on behalf of the undersigned or the Company regarding the establishment of, or sales under, such plan during the Lock-Up Period (other than a required filing on Schedule 13D, Schedule 13G or Form 13F under the Exchange Act, so long as such required filing includes a statement to the effect that the undersigned is not permitted to transfer, sell or otherwise dispose of more than 15% of such undersigned’s Ordinary Shares, outstanding options, restricted stock and restricted stock units, taken as a whole, during the Lock-Up Period).

(d) in the case of clause (xiii) above, no public announcement or filing under the Exchange Act or otherwise is made by or on behalf of the undersigned or the Company regarding such transfers, sales or dispositions (other than a required filing on Schedule 13D, Schedule 13G or Form 13F under the Exchange Act, so long as such required filing includes a statement to the effect that the undersigned is not permitted to transfer, sell or otherwise dispose of more than 15% of such undersigned’s Ordinary Shares, outstanding options, restricted stock and restricted stock units, taken as a whole, during the Lock-Up Period). For the purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

(e) in the case of clause (xiv) above, any filing under the Exchange Act that is made in connection with any such sales during the Lock-Up Period shall state that such sales have been executed under a trading plan pursuant to Rule 10b5-1 under the Exchange Act, and shall also state the date such trading plan pursuant to Rule 10b5-1 under the Exchange Act was adopted.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This Letter Agreement shall automatically terminate and become null and void (i) at such time as the Representatives, on the one hand, or the Company, on the other hand, advises the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) upon the termination of the Underwriting Agreement before the closing of the Public Offering, or (iii) on January 15, 2022, if the Public Offering shall not have closed by such date.

The undersigned, whether or not participating in the Public Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[SIGNATURE PAGE FOLLOWS]

Very truly yours, [SHAREHOLDER] By: ___________________________________ Name: Title: